UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

(Amendment No. __)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: April 23, 2026

CalEthos, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-50331	98-0371433
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11753 Willard Avenue Tustin, CA	92782
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 352-5315

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported, CalEthos, Inc. (“we,” “us,” or “our company”) is in the early stages of developing and implementing our innovative Physical Infrastructure-as-a-Service (PIaaS) Platform for the data center industry that will integrate behind-the-meter onsite natural gas power plants with pre-permitted, construction-ready data center building sites that include all utilities and fiber connectivity. We plan to provide this turnkey solution to hyperscalers, neocloud, colocation providers and data center developers seeking to deploy new capacity faster than with traditional grid interconnection.

On April 23, 2026, SFO IDF LLC, a company owned and controlled by a trust established for the benefit of certain family members of Sean Fontenot, a director of our company, the trustees of which are independent and not affiliated with Mr. Fontenot (“SFO IDF”), made a loan to us in the amount of $15,000,000 in consideration for which we issued to SFO IDF a promissory note in the principal amount of $15,000,000 that bears interest at the rate of 8% per annum and matures on December 31, 2028 (the “Note”) and a seven-year warrant to purchase up to 5,000,000 shares of our common stock with an exercise price of $0.50 per share (the “Warrant”).

We intend to uses the proceeds of such loan primarily for the purposes on enabling us to carry out our obligations under a proposed joint venture and co-development agreement that we are negotiating with a landowner, including the costs and expenses of the negotiation, execution and delivery of such agreement, the costs and expenses of obtaining all state and local approvals by the joint venture company to construct and develop the natural gas power plant and required data center infrastructure, the costs of purchasing a certificate of deposit in the amount of approximately $6,000,000 to be posted by us to secure a performance letter of credit in such amount to be delivered by us to secure the purchase of natural gas under a gas purchase agreement, and for general corporate purposes.

In connection with such loan, we entered into a letter agreement with SFO IDF (the “Letter Agreement”) pursuant to which we agreed with SFO IDF to refinance our outstanding promissory notes held by SFO IDF in the aggregate principal amount of $1,000,000 that bore interest at the rate of 10% per annum and were to mature on December 31, 2026 by (i) cancelling such notes in their entirety and adding $1,000,000 to the principal amount of the Note, which increased the principal amount of the Note to $16,000,000, and increasing the number of shares of our common stock that may be purchased under the Warrant by 1,000,000 shares, which increased the total number of shares that may be purchased upon exercise of the Warrant to 6,000,000 shares.

As additional consideration for the new $15,000,000 loan from SFO IDF, we also agreed with SFO IDF in the Letter Agreement to pay to SFO IDF within five (5) business days of our receipt thereof, all amounts received by us or any of our affiliates from the sale or lease, by the joint venture company we are currently negotiating with a landowner, of any Phase 1 construction-ready building sites or parcels to data center off-takers (a company that will purchase one or all of the available parcels of the joint venture for the purpose of constructing a data center) in Phase 1 of the proposed data center campus. In our current negotiations with the landowner, we are expected to receive fifty percent (50%) of the net proceeds from any such sale or lease.

Based upon our current negotiations with the landowner, it is contemplated that the sale of lease of construction-ready sites or parcels developed by the joint venture would result in net proceeds to us or our affiliates of approximately $37,500,000 (50% of $75,000,000) each. If construction-ready sites sell for more, SFO IDF shall be entitled to 50% of the total net sale proceeds of construction-ready sites, without any limitations. If the aggregate payments to SFO IDF from the sale or lease of Phase 1 construction-ready building sites is less than $37,500,000, then we are obligated to pay to SFO IDF over the two-year period commencing on the date of the final sale or lease of a Phase 1 construction-ready building site(s) a percentage of the net income received by us or our affiliates from building site services (power, water, sewer, fiber or other services) provided by us or our affiliates to data center off-takers until SFO IDF has received in the aggregate $37,500,000 from the proposed project. We and SFO IDF are obligated to negotiate in good faith the source(s) of such additional payments and the percentage(s) of our net income from each such source that shall be paid to SFO IDF.

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In addition, if we develop Phase 2 or Phase 3 of the proposed data center campus, we will pay to SFO IDF an amount equal to $10,000,000 per 300MW of construction-ready building sites sold or leased in such Phase 2 or Phase 3, or a pro rata percentage of that amount for any such powered building site that is powered in an amount less than 300MW.

The foregoing summaries of the Note, the Warrant and the Letter Agreement do not purport to be complete and are qualified in their entirety by reference to the complete text of those agreements, which are attached hereto as Exhibits 4.1, 4.2 and 10.1, respectively, to this Current Report on Form 8-K and are hereby incorporated by reference into this Item 1.01. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K with regard to the offer and sale of the Warrant to SFO IDF is incorporated herein by reference. The Warrant was issued and sold by us, and the future issuance of shares of our common stock upon exercise of the Warrant will be issued and sold by us, in reliance upon an exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Rule 506 of Regulation D of the Securities Act and in reliance on similar exemptions under applicable state laws. These securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Neither this Current Report on Form 8-K, nor any exhibit attached hereto, is an offer to sell or the solicitation of an offer to buy the securities described herein.

Cautionary Note Regarding Forward-Looking Statements

The information in this Current Report on Form 8-K may contain “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act. Certain statements furnished pursuant to this Current Report on Form 8-K that are not historical facts are forward-looking statements that reflect management’s current expectations, assumptions, and estimates of future performance and economic conditions, and involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. Forward-looking statements are generally identifiable by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “could,” “continue,” “anticipate” “optimistic,” “forecast” “intend,” “estimate,” “preliminary,” “project,” “seek,” “plan,” “looks to,” “on condition,” “target,” “potential,” “guidance,” “outlook” or “trend,” or other comparable terminology, or by a general discussion of strategy or goals or other future events, circumstances, or effects. Such statements include, but are not limited to, statements about our plans, objectives, expectations, intentions, estimates and strategies for the future, and other statements that are not historical facts. These forward-looking statements are based on our current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward-looking statements. There may be many factors of which we are not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ materially from those discussed. These factors include, but are not limited to, our ability to raise capital to fund our data center campus development, including our planned on-site gas-fired power plant; our ability to hire and contract the necessary resources to complete our development efforts; our ability to build an adequate supply chain for required construction materials and equipment; our ability to complete construction of our data center campus, to meet customer requirements and to build an adequate operating organization to support customers when our data center campus is completed; the demand for data center space in the U.S. and worldwide; the impact of the current supply chain challenges that may impact our construction schedule; the demand for our proposed wholesale-colocation services; economic conditions in the U.S. and worldwide, and our ability to recruit and retain management, technical, and sales personnel. The forward-looking statements contained in this report are made as of the date of this report, and we do not assume any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements other than as required by law. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statement. Further information relating to factors that may impact our results and forward-looking statements are disclosed in our filings with the SEC.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit Number	Description
4.1	Form of Promissory Note dated April 23, 2026
4.2	Form of Warrant dated April 23, 2026
10.1*	Letter Agreement dated April 23, 2026 between CalEthos Inc. and SFO IDF LLC.

* Schedules, exhibits and similar supporting attachments to this exhibit are omitted pursuant to Item 601(b)(2) of Regulation S-K. In addition, certain portions of this exhibit have been omitted pursuant to Regulation S-K Item 601(a)(6) promulgated under the Exchange Act. The Company agrees to furnish a supplemental copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALETHOS, INC.

Date: April 29, 2026	By:	/s/ Joel D. Stone
Joel D. Stone Chief Executive Officer

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